Exhibit 99.1
Watson Announces Agreement to Acquire U.S. Rights to Columbia Laboratories’ CRINONE(R) Progesterone Gel Product Line
     — Established, patient-preferred infertility treatment — Expands Watson’s Women’s Health brand product portfolio — Preterm birth clinical trials currently underway — Company acquires 11.2 million shares of Columbia common stock
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MORRISTOWN, N.J., March 4, 2010 /PRNewswire via COMTEX/ — Watson Pharmaceuticals, Inc. (NYSE: WPI) today announced an agreement to expand their Women’s Health brand product portfolio with the acquisition of the exclusive U.S. rights to Columbia Laboratories, Inc.’s bioadhesive progesterone gel products currently marketed under the trade names CRINONE(R) and PROCHIEVE(R) for the indications of infertility and secondary amenorrhea. The two companies will collaborate in the ongoing Phase 3 development program toward a new indication for these products for the prevention of preterm birth in women with a short cervix, as well as a global development program for second-generation products for this indication and infertility. Watson will also acquire 11.2 million shares of Columbia common stock.
The acquisition is subject to customary closing conditions, including the approval of Columbia’s stockholders. The closing of the acquisition is expected to occur in the second quarter of 2010. After the close of the acquisition, Watson intends to immediately begin marketing CRINONE(R) and PROCHIEVE(R) in the U.S. to reproductive endocrinologists and Ob/Gyns through the existing Brand Sales Forces.
Under the terms of the agreement, Watson will provide Columbia with an initial $47 million payment and will receive exclusive progesterone gel product rights in the U.S. and 11.2 million newly issued shares of Columbia common stock. Watson will also have the right to designate a member of Columbia’s board of directors. Additional contingent payments related to the successful completion of clinical development milestones, receipt of regulatory approvals and product launches could total approximately up to $45.5 million. Watson will also pay Columbia a royalty on Watson’s sales of the progesterone gel product and any next generation products. Columbia will be responsible for the anticipated clinical and regulatory costs related to obtaining approval for the progesterone gel product for prevention of preterm birth in women with a short cervix. Excess development costs over a defined cap, if any, as well as costs related to the development of the second generation product will be the responsibility of Watson. Pursuant to a supply agreement, Columbia will be responsible for manufacturing the progesterone gel products.
“The addition of CRINONE(R) and PROCHIEVE(R) demonstrates our commitment to expand our emerging position in distinctive women’s healthcare products. It builds on a portfolio of products used by the Ob/Gyn that currently includes our GELNIQUE(R) (oxybutynin chloride) gel treatment for overactive bladder (OAB) and FEMRING(R) (estradiol acetate) vaginal ring hormone replacement therapy. It also provides a stronger market foundation for the portfolio of women’s health products in development, including URACYST(R), under development for cystitis, a new emergency contraceptive, a novel oral contraceptive and two additional unique contraceptives currently in Phase 3,” said Paul Bisaro, Watson’s President and Chief Executive Officer. “CRINONE(R) has a proven record in infertility, and we are confident in our ability to expand its acceptance using our specialty Ob/Gyn sales team. In addition, if we are successful in receiving FDA approval for a new preterm birth indication, we will have the opportunity to create a new market and address a significant and unmet medical need.”
CRINONE(R) is currently used for progesterone supplementation or replacement as part of an Assisted Reproductive Technology (ART) treatment for infertile women with a progesterone deficiency. Patient preference for CRINONE(R) has been demonstrated in five clinical trials. The product is also available under the trade name PROCHIEVE(R).
A Phase 3 clinical program is currently underway in collaboration with the National Institutes of Health (NIH) to evaluate the safety and efficacy of PROCHIEVE(R) for the prevention of preterm birth in women with a short cervix. Preterm birth occurs in one of every eight live born infants, and short cervix is the single most important predictor of preterm birth. There are currently no products approved for the prevention of preterm birth.
Important Safety Information
The most common side effects of CRINONE(R) include breast enlargement, constipation, somnolence, nausea, headache, and perineal pain. CRINONE(R) is contraindicated in patients with an active thrombophlebitis or thromboembolic disorders, missed abortion, undiagnosed vaginal bleeding, liver dysfunction or disease, and known or suspected malignancy of the breast or genital organs.

About Watson Pharmaceuticals, Inc.
Watson Pharmaceuticals, Inc. is a leading global specialty pharmaceutical company. The Company is engaged in the development and distribution of generic pharmaceuticals and specialized branded pharmaceutical products focused on Urology and Women’s Health. Watson has operations in many of the world’s established and growing international markets.
In the U.S., the Watson Brand portfolio includes RAPAFLO(R), GELNIQUE(R), Oxytrol(R), TRELSTAR(R) LA and TRELSTAR(R) Depot and INFeD(R). In addition, Watson markets the following brands under co-promotion agreements: AndroGel(R), with Solvay Pharmaceuticals, Inc., and Femring(R), with Warner Chilcott Limited. The Watson Brand pipeline portfolio includes a number of products, including a six-month formulation of TRELSTAR(R), for the treatment of advanced prostate cancer which is currently under review by the FDA; URACYST(R), under development for cystitis; and three novel new contraceptives. All other trademarks are property of their respective owners.
For press release and other company information, visit Watson Pharmaceuticals’ Web site at http://www.watson.com/.
About Columbia Laboratories, Inc.
Columbia Laboratories, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the women’s healthcare and endocrinology markets that use its novel bioadhesive drug delivery technology. Columbia’s United States sales organization markets CRINONE(R) (progesterone gel) in the United States for progesterone supplementation as part of an Assisted Reproductive Technology treatment for infertile women with progesterone deficiency and STRIANT(R) (testosterone buccal system) for the treatment of hypogonadism in men. Columbia’s partners market CRINONE(R) and STRIANT(R) to U.S. and foreign markets.
Columbia is conducting, in collaboration with the NIH, the PREGNANT (PROCHIEVE(R) Extending GestatioN A New Therapy) Study of PROCHIEVE(R) 8% (progesterone gel) to reduce the risk of preterm birth in women with a cervical length between 1.0 and 2.0 centimeters as measured by transvaginal ultrasound at mid-pregnancy. The primary endpoint of the study is a reduction in the incidence of preterm birth at less than or equal to 32 weeks gestation vs. placebo.
Columbia’s press releases and other company information are available at Columbia’s Web site at http://www.columbialabs.com/ and its investor relations Web site at http://www.cbrxir.com/.
Forward-Looking Statement
Statements contained in this press release that refer to non-historical facts are forward-looking statements that reflect Watson’s current perspective of existing information as of the date of this release. For example, any statements in this press release concerning the anticipated closing of the acquisition, the anticipated benefits of the acquisition, future approvals or other events related to products or future products and Watson’s strategic initiatives and business plans are forward-looking statements. It is important to note that Watson’s goals and expectations are not predictions of actual performance. Actual results may differ materially from Watson’s current expectations depending upon a number of factors affecting Watson’s business. These factors include, among others, the risk of not completing the acquisition; successful integration of the Columbia products and product rights; the impact of competitive products and pricing; timely and successful consummation and implementation of strategic initiatives; the timing and success of product launches; the difficulty of predicting the timing or outcome of product development efforts and FDA or other regulatory agency approvals or actions; costs and efforts to defend or enforce intellectual property and contractual rights; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; successful compliance with FDA and other governmental regulations applicable to Watson, their third party manufacturers’ facilities, products and/or businesses; changes in the laws and regulations, including Medicare and Medicaid, affecting among other things, pricing and reimbursement of pharmaceutical products; and such other risks and uncertainties detailed in Watson’s periodic public filings with the Securities and Exchange Commission, including but not limited to Watson’s annual report for the year ended December 31, 2009. Except as expressly required by law, Watson disclaims any intent or obligation to update these forward-looking statements.